UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2023

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 10, 2023, AiAdvertising, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Hexagon Partners, Ltd., (the “Purchaser”), pursuant to which the Company agreed to issue and sell to the Purchaser up to 2,918,560 shares of its Series I Preferred Stock (the “Series I Preferred Stock”) for an aggregate purchase price of up to $9,250,000 (the “Purchase Price”), in three tranches. Tranche A comprises 2,272,727 shares of Series I Preferred Stock at a purchase price of $2.20 per share of Series I Preferred Stock purchased at an initial closing on April 11, 2023. The Company also granted the Purchaser a six-month option from the date of the initial closing, which the Purchaser has the right to assign subject to certain restrictions, to purchase (i) up to 333,333 additional shares of Series I Preferred Stock at a purchase price of $6.00 per share of Series I Preferred Stock, and (ii) up to 312,500 shares of Series I Preferred Stock at a purchase price of $7.20 per share of Series I Preferred Stock.

For so long as at least 50% of the Series I Preferred Stock purchased pursuant to the Purchase Agreement have not been redeemed by the Company or converted into common stock of the Company, par value $0.001 per share (the “Common Stock”), Hexagon will have the right to designate two directors to the Company’s Board of Directors (the “Board”), and the Company may not increase the size of the Board above six directors without Hexagon’s prior written consent. During the same period Hexagon has the right to designate two directors to the Board, Hexagon will have the right to appoint an observer to attend meetings of the Board.

The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Series I Certificate of Designation

Pursuant to the Purchase Agreement, on April 10, 2023, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series I Preferred Stock (the “Series I Certificate”) with the Nevada Secretary of State designating the rights, preferences and limitations of the Series I Preferred Stock. Each share of Series I Preferred Stock is convertible at the option of the holder at any time and from time to time into four hundred (400) fully-paid and non-assessable shares of Common Stock, subject to customary adjustments for stock splits, stock dividends, stock combination recapitalizations or other similar transactions (the “Conversion Ratio”). The holders of outstanding shares of the Series I Preferred Stock shall be entitled to receive dividends pari passu with the holders of Common Stock (except for stock dividends for which adjustments are made pursuant to the Series I Certificate or upon a liquidation, dissolution and winding up of the Company where the holders of Series I Preferred Stock have received payment to the Series I Certificate). The holders of Series I Preferred Stock are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series I Preferred Stock held by such holder are then convertible based on the Conversion Ratio as of the record date for determining stockholders entitled to vote (i) on all matters presented to the holders of Common Stock for approval, voting together with the holders of Common Stock as one class, or (ii) whenever the approval or other action of the holders of Series I Preferred Stock is required by applicable law or by the Company’s articles of incorporation, bylaws, or other organizational documents; provided, however that the holders of Series I Preferred Stock shall not be entitled to vote together with the Common Stock with respect to any matter at a meeting of the stockholders of the Company, which under applicable law or the Company’s articles of incorporation, bylaws or other organizational documents requires a separate class vote.

Without the prior written consent of holders of not less than 50% of the then total outstanding share of Series I Preferred Stock voting as a single class, the Company and its subsidiaries may not (a) effect or agree to effect a change of control; (b) sell, transfer, license, lease, or otherwise dispose of, in any transaction or series of related transactions, any significant assets of the Company or any subsidiary; (c) alter, modify, or repeal the Series I Certificate; (d) in any manner authorize, create, amend or issue any class or series of capital stock ranking prior to or on parity with the Series I Preferred Stock; (e)(i) issue or authorize the issuance of any equity securities of the Company’s subsidiaries, other than to the Company or another of the Company’s wholly owned subsidiaries, or (ii) form or create a subsidiary of the Company that is not wholly-owned (directly or indirectly) by the Company; or (f) enter into any agreement with respect to any of the foregoing.

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of shares of Series I Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment may be made or any assets distributed to the holders of the Common Stock, such consideration per share as would have been payable had all the shares of Series I Preferred Stock been converted into Common Stock, immediately prior to such liquidation, dissolution or winding up.

The foregoing summary of the Series I Certificate of Designations is qualified in its entirety by reference to the Certificate of Designation for the Series I Preferred Stock, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Registration Rights and Lock-up Agreement

In connection with the entry into the Purchase Agreement and the issuance of the Series I Preferred Stock, the Company and the Purchaser entered into a registration rights and lock-up agreement (the “Registration Rights Agreement”), pursuant to which the Company granted to the Purchaser certain demand and piggyback registration rights with respect to the shares of Common Stock issuable to the Purchaser upon conversion of the Series I Preferred Stock.

The Purchaser agreed to a lock-up that restricts the offer, pledge or sale of the Series I Preferred Stock and the shares of Common Stock issuable upon conversion of the Series I Preferred Stock for a period of one year from the date of the Registration Rights Agreement, subject to certain exceptions as provided in the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Rights Agreement

On April 10, 2023, the Board approved the Company’s entry into a Rights Agreement, by and between the Company and Worldwide Stock Transfer, LLC, as Rights Agent, in the form attached as an exhibit to the Purchase Agreement (the “Rights Agreement”). The Company has agreed to execute the Rights Agreement promptly upon FINRA’s completion of its review of the Company’s notification related to the Rights Agreement and the subsequent distribution described below. Concurrently with executing the Rights Agreement, the Company expects to set the record date for determining the holders of the Company’s securities entitled to receive the Rights dividend.

The Rights Agreement will provide for a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock and for each share of Common Stock that the holders of the Company’s warrants and certain of its existing preferred stock (including the Series I Preferred stock issued pursuant to the Purchase Agreement) would be entitled to receive upon full exercise or conversion thereof. Each Right will entitle the holder to purchase one ten-thousandth of a share of Series J Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Series J Preferred Shares”) at the purchase price set forth in the Rights Agreement.

Generally, the Rights Agreement will work by imposing a significant penalty upon any person or group that acquires beneficial ownership of 10% or more of the Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering whether an offer is in the best interest of its stockholders. The Rights Agreement will exempt certain persons as specified therein, including but not limited to the Purchaser and certain of its affiliates.

The foregoing summary of the Rights Agreement is qualified in its entirety by the form of the Rights Agreement, which is filed as an exhibit to the Purchase Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 Entry into a Material Definitive Agreement of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Purchaser represented to the Company in the Purchase Agreement that at the time the Purchaser was offered the Series I Preferred Stock, it was, and on each date on which any shares of Series I Preferred Stock are converted into Common Stock, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act of 1933, as amended (the “Securities Act”) or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, and the Company relied on such representations.

The transaction described in Item 1.01 herein between the Company and the Purchaser was made in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act. The transaction was not conducted in connection with a public offering and the participants in the transaction did not rely on, and the Company did not make, any public solicitation or advertisement in connection with the transactions.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.03. Material Modification to Rights of Security Holders

The information provided in Item 1.01 Entry into a Material Definitive Agreement and Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

The information provided in Item 1.01 Entry into a Material Definitive Agreement of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Upon closing of the transactions contemplated by the Purchase Agreement, the Purchaser will beneficially own approximately 40.6% of the Company’s outstanding Common Stock.

Calculations of the percentage of the shares of Common Stock beneficially owned assume that there are 1,330,477,660 shares of Common Stock, plus (ii) 909,090,800 shares of Common Stock issuable upon conversion of the 2,272,727 shares of Series I Preferred Stock.

All shares of Series I Preferred Stock were purchased using partnership funds of the Purchaser.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided in Item 1.01 Entry into a Material Definitive Agreement of this Current Report on Form 8-K with respect to the Series I Certificate is incorporated by reference into this Item 5.03.

Amended and Restated Bylaws

In accordance with terms of the Purchase Agreement, on April 10, 2023, the Board amended and restated the Company’s bylaws to, among other things, (i) set the size of the Board at six directors, (ii) provide that the size of the Board shall not be increased without the affirmative vote of the holders of the Company’s voting securities holding 80% of the vote, (iii) revise the provisions relating to indemnification of certain persons, and (iv) provide that the Board may not amend the bylaws without the affirmative vote of 75% of the members of the Board (the “Amended and Restated Bylaws”).

The foregoing summary of the Amended and Restated Bylaws is qualified in its entirety by the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.2, and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On April 11, 2023, the Company issued a press release announcing the foregoing transactions. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or Securities Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
3.1	Certificate of Designation, Preferences, Rights and Limitations of Series I Preferred Stock

3.2	Amended and Restated Bylaws of AiAdvertising, Inc.

10.1	Securities Purchase Agreement dated April 10, 2023 between AiAdvertising, Inc. and Hexagon Partners, Ltd.

10.2	Registration Rights and Lock-Up Agreement dated April 11, 2023 between AiAdvertising, Inc. and Hexagon Partners, Ltd.

99.1	Press Release issued April 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: April 11, 2023	By:	/s/ Gerard Hug
		Name:	Gerard Hug
		Title:	Chief Executive Officer